                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K/A


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Date of Report   (Date of earliest event reported)         July 25, 2002
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      EUPA International Corporation (formerly Access Network Corporation)
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       (Exact name of Registrant as Specified in its Charter Post-merger)


        Nevada                     000-26539              88-0409450
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 (State or Other Jurisdiction     (Commission            (IRS Employer
of Incorporation pre-merger)      File Number)    Identification No. pre-merger)


                 89 N. San Gabriel Blvd., Pasadena, CA 91107
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                                 (New Address)

Registrant's telephone number, including area code          626-793-2688
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Item 4. Changes in Registrant's Certifying Accountant.

      Effective as of July 25, 2002, EUPA International Corporation (the "Company") dismissed Stonefield Josephson, Inc. ("Stonefield Josephson") as its independent accountant. Effective as of July 25, 2002, the Company engaged Lichter, Weil & Associates ("LWA") as its independent accountant. The decision to change accountants was approved by the Board of Directors of the Company.

      Neither Stonefield Josephson's report on the Company's financial statements for the year ended December 31, 2000, nor its report for the year ended December 31, 2001, contained an adverse opinion or a disclaimer of opinion, and no such report was qualified or modified as to uncertainty, audit scope or accounting principles.

      During the years ended December 31, 2000 and December 31, 2001 and the subsequent interim periods preceding the Company's dismissal of Stonefield Josephson, there were no disagreements with Stonefield Josephson on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Stonefield Josephson, would have caused Stonefield Josephson to make reference to the subject matter of the disagreement in connection with its report.

      During the Company's two most recent fiscal years, neither the Company nor anyone acting on behalf of the Company consulted with LWA regarding the circumstances described under Item 304(a)(2). LWA has reviewed the text of this report and does not disagree with any of its contents.

      Stonefield Josephson has furnished the Company with a letter addressed to the Securities and Exchange Commission stating that it agrees with the foregoing statements, which letter is attached as Exhibit 16 hereto.

Item 7. Financial Statements. Pro Forma Financial Information and Exhibits.

      (c)       Exhibits.

      Exhibit 16. Letter, dated August 12, 2002 from Stonefield Josephson to the Securities and Exchange Commission.

                                   Signature

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            EUPA INTERNATIONAL CORPORATION

Date:      March 6, 2003                    By:    /s/ Ching-Lun Yu
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                                            Name:  Ching-Lun Yu
                                            Title: Chief Financial Officer




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